Exhibit 1.01

CONFLICT MINERALS REPORT OF 3M COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2015

INTRODUCTION

This Conflict Minerals Report for 3M Company (“3M,” “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2015.

Conflict Minerals are defined by the Securities and Exchange Commission (SEC) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”).  As a result of the Company’s reasonable country of origin inquiry for the period January 1 to December 31, 2015 described in the attached Form SD, 3M has reason to believe that a portion of the 3TG necessary to the functionality or production of products (“Necessary 3TG”) that we manufactured or contracted to manufacture during the period between January 1, 2015 and December 31, 2015 may have originated in the Democratic Republic of Congo (DRC), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”) and has reason to believe that those Necessary 3TG may not be from recycled or scrap sources.

The Company therefore conducted due diligence on the source and chain of custody of Necessary 3TG as described below.

DUE DILIGENCE MEASURES

A.            Design of Our Due Diligence Measures

Our CMR Conflict Minerals due diligence process has been designed to conform in all material respects with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (2013) (the “OECD Guidance”), as applicable for 3TG and downstream companies (as the term ‘downstream companies’ is defined in the OECD Guidance).  Our due diligence measures included:

1.              Establish strong Company management systems;

2.              Identify and assess risks in the supply chain;

3.              Design and implement a strategy to respond to identified risks;

4.              Carry out independent third-party audit of the supply chain due diligence at identified points in the supply chain;  and

5.              Report on supply chain due diligence.

B.            Due Diligence Performed

1.              Establish Strong Company Management Systems

Conflict Minerals Policy

3M adopted a Conflict Minerals Policy, which is posted on our conflict minerals website at http://solutions.3m.com/wps/portal/3M/en_US/SD/Supplier/Requirements/SREE/ConflictMinerals/.

Internal Management System

3M’s management system for conflict minerals includes an executive sponsor who is 3M’s Senior Vice President, Supply Chain.  In addition, the Company designated a Conflict Minerals Steering Team, comprised of representatives from Sourcing Operations, Medical Department Regulatory Services, EHS and Sustainability Operations, and 3M Legal Affairs.  The Conflict Minerals Steering Team has responsibility for developing and implementing 3M’s conflict minerals compliance strategy, as well as for reviewing the progress and effectiveness of the program going forward.  The Steering Team is led by a Conflict Minerals Program Manager from 3M Sourcing Operations.  Senior Sourcing, Finance and Audit management were briefed about the results of our due diligence efforts.

Control System and Supply Chain Transparency

3M gathers information using the Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (CMRT) sent to the Supplier Group via our web-enabled Supplier Regulatory eEnablement (SREE) system to determine the chain of custody of the Necessary 3TG included in our products.

Supplier Engagement

After our supplier inquiry for the previous reporting year, 3M e-mailed those in the Supplier Group that were unresponsive using 3M’s Supplier Corrective Action and Response (SCAR) process.  3M also e-mailed those in the Supplier Group that indicated they did not have key aspects of a conflict minerals program by sending an educational bulletin.

3M distributed its expectations for suppliers in connection with our inquiry for the 2015 reporting year in the SREE e-mail that included the CMRT.  The SREE e-mail included links to 3M’s Conflict Minerals website, which includes our Conflict Minerals Policy and 3M training on how to respond to the CMRT.  This website also directs suppliers to training resources available through the CFSI.  3M also sent educational bulletins if suppliers’ CMRT responses indicated a need for additional training.

3M’s Sourcing contract templates and U.S. purchase order terms & conditions require suppliers to provide upon request, information on the smelters and refiners in relevant supply chains, and other information 3M might require.

3M’s Conflict Minerals website states that 3M encourages our suppliers to responsibly source 3TG from the Covered Countries through smelters or refiners (SORs) validated as DRC Conflict Free.

Grievance Mechanism

We have a grievance mechanism whereby employees and suppliers can report concerns regarding 3M’s business conduct and other matters, at 3M-ethics.com.  We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

Maintain Records

We have a record retention policy applicable to conflict minerals-related documentation that provides for retention for a minimum of ten years.

2.              Identify and Assess Risk in the Supply Chain

In 2015, 3M used a web-based system to distribute the Conflict Minerals Reporting Template (CMRT) to the Supplier Group in order to identify SORs and gather information on our supply chain.

The SREE system issued three automatic follow-up reminders to those in the Supplier Group who had not responded to the information request.  Additional e-mail reminders were sent to those in the Supplier Group who did not respond, and follow-up phone calls were made with some suppliers.  Supplier responses were reviewed by 3M Sourcing Operations and some responses were also reviewed by employees identified as Conflict Minerals Advisors.  If supplier responses indicated that Necessary 3TG contained in products provided to 3M may have originated from the Covered Countries or may have been processed by SORs that have not been validated as using DRC conflict-free sourcing practices, then such responses were sent to the Conflict Minerals Steering Team for further review and determination of follow-up steps.

3.              Design and Implement a Strategy to Respond to Risks

3M designed a strategy to respond to risks.  The Conflict Minerals Program Manager will report to the Company’s Conflict Minerals Steering Team and its executive sponsor and provide periodic updates to relevant executives of any findings where a supplier in the Supplier Group identifies a SOR processing Necessary 3TG for 3M products that sources from the Covered Countries. The 3M Conflict Minerals Steering Team and executive sponsor or other relevant executives will determine appropriate follow-up actions, if any, to mitigate risks.  Follow-up actions may include the Company’s Supplier Corrective Action and Response (SCAR) process.  As part of the SCAR process the Company may decide to find alternate sources of supply or terminate existing supplier relationships, as appropriate.  For the year 2015, 3M found no instances where it was necessary to find replacement sources of supply or terminate a supplier relationship.

4.              Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

3M relies on the CFSI’s Conflict-Free Smelter (CFS) Program and similar gold refining industry auditing programs (Gold Refining Programs) to perform third-party audits of SORs.  We will validate whether any 3TG sourced from the Covered Countries is conflict-free based on the information provided by our Supplier Group and on the information provided by the CFSI and Gold Refining Programs through the CFSI website.

5.              Report on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC and be publicly available at 3M’s conflict minerals website at http://solutions.3m.com/wps/portal/3M/en_US/SD/Supplier/Requirements/SREE/ConflictMinerals/.  The reference to 3M’s website is provided for convenience only, and its contents are not incorporated by reference into this Report and Form SD nor deemed filed with the SEC.

RESULTS OF DUE DILIGENCE

Based on our Reasonable Country of Origin Inquiry (RCOI) described in our Form SD and the other aspects of our due diligence program described above, 3M evaluated the Supplier Group responses to the CMRT-based supplier inquiry.  Based on its RCOI, 3M has reason to believe that a portion of its Necessary 3TG may have originated in the Covered Countries and has reason to believe that those Necessary 3TG may not be from recycled or scrap sources.

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our company’s system is based, we support the CFSI Conflict Free Smelter Program that audits smelters’ and refiners’ due diligence activities. The source of information for certain statements in this declaration was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member “mmco.”

Following our Year 2015 inquiry and identification of SORs, we contacted SORs within our supply chain not yet validated as DRC Conflict Free and not actively pursuing validation, and encouraged them to join the CFS Program and become validated as DRC Conflict Free.  During our Year 2015 inquiry we learned through our membership in CFSI that a SOR (identified as sourcing from locations other than the Covered Countries) had temporarily lost its validated status under the CFS Program.  We contacted the SOR and requested that it re-establish validation under the CFS Program.  The SOR later re-established its validation under the CFS Program.

Information on Smelters or Refiners

The CMRT requested that the Supplier Group provide 3M with information on the SORs that the Supplier Group and its suppliers use to supply Necessary 3TG to 3M.  Because 3M typically does not have a direct relationship with the facilities used to process 3TG, we must rely on information provided by the Supplier Group. Some responses from the Supplier Group indicated that they were unable to provide SOR information at this time.  Other suppliers in the Supplier Group provided information on all SORs used by the supplier but could not provide information linking specific SORs used to process Necessary 3TG with products provided to 3M.  The CMRT responses provided to us by the Supplier Group resulted in the collective identification of approximately 5,000 SORs.  Based on smelter identification numbers set forth in the Supplier Group responses or provided on the CFSI website, we verified 316 unique SORs from among those SORs identified to us by the Supplier Group that may have been used to process Necessary 3TG in 3M products, and these unique SORs are listed in Annex I below.  Of these unique SORs, 214 were validated as using DRC conflict-free sourcing practices under the CFS program protocols as of March 7, 2016.

Efforts to Determine the Country of Origin or Mine of Origin

In order to determine country or mine of origin, 3M must: (a) seek information about 3TG SORs in our supply chains through use of the CMRT questions; and (b) rely on the CFS Program and its independent audits of SORs, as well as information from that effort made available by CFSI to its members.  3M’s Supplier Group did not provide information on mines of origin for Necessary 3TG used in 3M products manufactured during 2015.  3M does not have sufficient information to conclusively determine the mines or the countries of origin of the Necessary 3TG in its products or whether the Necessary 3TG are from recycled or scrap sources.  However, based on SOR information provided by the Supplier Group through the CMRT responses, as well as CFSI information available to its members, the countries of origin of 3TG associated with SORs identified to 3M by the Supplier Group are believed to include the countries listed in Annex II below. While some countries listed on Annex II are Covered Countries, the SORs identified as sourcing from those Covered Countries have all been validated as using DRC conflict-free sourcing practices under the Conflict Free Smelter Program protocols.

For the identified SORs that are not yet validated, we conducted further review to better understand whether they may be sourcing from the Covered Countries.  We first searched for reasonable evidence (such as SOR location and presence and availability of the mined mineral in proximity to the SOR) that they were not sourcing ore from the Covered Countries.  We found such reasonable evidence for 94 identified SORs.  For the 8 remaining identified SORs where this evidence was not found, we searched for information from public references citing the SOR as financing armed groups in the Covered Countries.  No such information was found as of the end of the reporting period for this Report.  3M will consider taking mitigating action if we learn of credible information that identified SORs are potentially financing armed groups in the Covered Countries.

STEPS TO IMPROVE DUE DILIGENCE

3M will be alert for facts and circumstances that may require SOR-related risk mitigation.  In addition, 3M also expects that more SORs will become validated as “DRC Conflict Free” through the CFS Program and similar programs which will increase overall transparency and accessibility to information on geographic location of SOR mines of origin.

3M expects to improve its due diligence to further mitigate the risk that Necessary 3TG benefit armed groups in the DRC or any of its adjoining countries by taking the following steps:

•                  Follow-up with those in the Supplier Group that were unresponsive or did not provide sufficient information in 2015, thereby improving both supplier response rates and the quality of supply chain information available to 3M.

•                  Follow-up with those in the Supplier Group that indicated in their response to our 2015 inquiry that they did not have certain key aspects of a conflict minerals program, to obtain updated information.

•                  Continue our supplier engagement and capacity building efforts through our supplier inquiry and by directing suppliers to training resources available through industry associations and the CFSI, in order to improve response rates and information quality.

•                  Continue our company membership in CFSI.

•                  Encourage supplier and other company membership and participation in CFSI, which will strengthen industry collaboration to increase leverage on smelters and refiners to join the CFS program and thereby become validated as DRC Conflict Free.

•                  Contact smelters and/or refiners to join the CFS program and become validated or re-establish validation as DRC Conflict Free.

•                  Encourage responsible sourcing by suppliers of 3TG in the Covered Countries through use of smelters or refiners validated as DRC Conflict Free.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

ANNEX II

Countries (A-K)	Countries (L-Z)
Angola*	Laos
Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burundi*	Namibia
Cambodia	Netherlands
Canada	Nigeria
Central African Republic*	Peru
Chile	Portugal
China	Republic of Congo*
Colombia	Russia
Côte D’Ivoire	Rwanda*
Czech Republic	Sierra Leone
Democratic Republic of the Congo*	Singapore
Djibouti	Slovakia
Ecuador	South Africa
Egypt	South Korea
Estonia	South Sudan*
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Tanzania*
India	Thailand
Indonesia	Uganda*
Ireland	United Kingdom
Israel	United States
Japan	Vietnam
Kazakhstan	Zambia*
Kenya	Zimbabwe

*Covered Countries